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                                   EXHIBIT 11

DOMINION BRIDGE CORPORATION
COMPUTATIONS OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
(In thousands of U.S. dollars except share data)

                                              3 MONTHS            3 MONTHS
                                                ENDED              ENDED          YEAR TO DATE      YEAR TO DATE
                                            JUNE 30, 1997      JUNE 30, 1996     JUNE 30, 1997     JUNE 30, 1996
                                            -------------      -------------     -------------     -------------
 Income applicable to common stock                    470                251             (981)             4,410

 Primary shares:
      Average number of common shares
      outstanding during the period
                                               29,003,648         16,043,055        28,379,268        15,704,728

      Common-equivalent shares
      attributable to options and
      deferred stock                                                 290,106            71,093           669,857
                                               --------           ----------        ----------        ----------

      Total common and
      common-equivalent shares                 29,003,648         16,333,161        28,450,361        16,374,585
                                               ==========         ==========        ==========        ==========

 Primary earnings per common and
 common-equivalent share                             0.02               0.02            (0.03)              0.27


                                              3 MONTHS           3 MONTHS
                                                ENDED             ENDED          YEAR TO DATE      YEAR TO DATE
                                             JUNE 30, 1997     JUNE 30, 1996     JUNE 30, 1997     JUNE 30, 1996
                                             -------------     -------------     -------------     -------------
 Income applicable to common stock                    470                251             (981)             4,410

 Fully diluted shares:
      Average number of common shares
      outstanding during the period
                                               29,003,648         16,043,055        28,379,268        15,704,728

      Common-equivalent shares
      attributable to options and
      deferred stock                                               8,589,395           514,550         4,068,020

      Dilutive preferred shares
                                               ----------         ----------        ----------        ----------

      Total common and
      common-equivalent shares                 29,003,648         24,632,450        28,893,818        19,772,748
                                               ==========         ==========        ==========        ==========

 Fully diluted earnings per common
 and common-equivalent share                         0.02               0.01            (0.03)              0.22